Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2005 relating to the financial statements, which appears in ACADIA Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

San Diego, California

January 17, 2006